UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2007

Margo Caribe, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	001-15336 (Commission File Number)	66-0550881 (IRS Employer Identification No.)

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico (Address of principal executive offices)		00692 (Zip Code)

Registrant’s telephone number, including area code: (787) 883-2570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 25, 2007, Margo Caribe, Inc. (the “Company”) entered into an Exchange Agreement with Michael J. Spector and Margaret D. Spector, the Company’s principal shareholders (the “Spectors”), pursuant to which the Company agreed to exchange (the “Exchange”) 15,600 newly issued shares of a new series of preferred stock designated 6.5% Convertible Cumulative Preferred Stock (liquidation preference $250.00 per share) (the “Convertible Preferred Stock”) having an aggregate liquidation preference of $3,900,000 in return for the cancellation of $3,900,000 in outstanding indebtedness currently owed by the Company to the Spectors. The transaction was unanimously approved by the Company’s independent directors.

Pursuant to the terms of the certificate of designation of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock will be entitled to receive cumulative annual dividends of $4.0625 per share payable quarterly in cash, in arrears, on each March 15, June 15, September 15 and December 15, commencing June 15, 2007, when, as and if declared by the Board of Directors of the Company.

The terms of the Convertible Preferred Stock do not permit the Company to declare, set apart or pay any dividends or make any other distribution of assets on, or redeem, purchase, set apart or otherwise acquire shares of the Company’s common stock, $.001 par value per share, or any other class of the Company’s stock ranking junior to the Convertible Preferred Stock unless all accrued and unpaid dividends on the Convertible Preferred Stock and any parity stock, at the time those dividends are payable, have been paid and the full dividend on the Convertible Preferred Stock for the current quarterly dividend period is contemporaneously declared and paid or set aside for payment. The terms of the Convertible Preferred Stock provide that if the Company is unable to pay in full dividends on the Convertible Preferred Stock and other shares of stock of equal rank as to the payment of dividends, all dividends declared upon the Convertible Preferred Stock and such other shares of stock be declared pro rata.

The shares of Convertible Preferred Stock may be converted into a number of shares of the Company’s common stock equal to the conversion rate (as defined below) only if the average bid and ask prices of the Company’s common stock for at least 90 consecutive days exceeds the conversion price.

For each $250.00 liquidation preference of Convertible Preferred Stock surrendered for conversion, a holder will receive 41.6666 shares of common stock of the Company, the “conversion rate.” This represents an initial conversion price of $6.00 per share of common stock. The conversion rate may be adjusted for certain corporate events described in the certificate of designation for the Convertible Preferred Stock, but will not be adjusted for accumulated and unpaid dividends, if any. Instead, accumulated dividends, if any will be deemed paid by the common stock received by holders on conversion.

The Company may, at its option, cause the shares of Convertible Preferred Stock to be converted into that number of shares of common stock that are issuable at the conversion price. The Company may exercise its conversion right only if, for 90 consecutive days ending on a trading day that is not more than two trading days prior to the date on which the Company gives notice of conversion (as described in the certificate of designation for the Convertible Preferred Stock), the bid and ask price of its common stock exceeds $7.00.

In addition, if there are less than 1,560 shares of Convertible Preferred Stock outstanding, the Company may, at its option, cause the Convertible Preferred Stock to be converted into that number of shares of common stock equal to the liquidation preference divided by the lesser of the conversion price and the average bid and ask price of the common stock for the five day period ending on the second trading day immediately preceding the date fixed for conversion.

The shares of Convertible Preferred Stock may also be redeemed at any time (after the Company gives notice of conversion as described in the certificate of designation for the Convertible Preferred Stock), in whole or in part, at the Company’s option at declining prices commencing on the date of the issuance. The redemption prices for the twelve month periods beginning on the date of the certificate of designation are shown below.

Period	Redemption Price
2007	101.0%
2008	100.5%
2009 and thereafter	100.0%

Pursuant to the terms of the Convertible Preferred Stock, except to the extent required by Puerto Rico law and as described below the holders of the Convertible Preferred Stock will not have any voting rights. If at any time the equivalent to six consecutive quarterly dividend payments payable on the shares of the Convertible Preferred Stock are accrued and unpaid, the holders of the Convertible Preferred Stock together with the holders of any other series of the Company’s preferred stock, if any, in similar circumstance, voting together as a single class without regard to series, will be entitled to elect two directors to serve until accumulated dividends have been paid in full.

The Convertible Preferred Stock, and the common stock to be issued on the conversion of the Convertible Preferred Stock, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold absent registration or an applicable exemption from registration under the Securities Act of 1933, as amended.

The foregoing description of the terms of the Convertible Preferred Stock and the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for the Convertible Preferred Stock, dated May 17, 2007, and the Exchange Agreement, dated as of May 25, 2007, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Item 1.01, the Company issued 15,600 newly issued shares of a new series of preferred stock designated 6.5% Convertible Cumulative Preferred Stock (liquidation preference $250.00 per share) to the Company’s principal stockholders.

These issuance was made without registration under the Securities, or the securities laws of the Commonwealth of Puerto Rico, in reliance on the exemptions provided by Section 4(2) of Securities Act under the Securities Act and in reliance on a similar exemption under applicable Puerto Rico law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Certificate of Designation, dated as of May 25, 2007 designating the terms of the 6.5% Cumulative Convertible Preferred Stock.

10.1	Exchange Agreement, dated as of May 25, 2007, between Margo Caribe, Inc. and Michael J. Spector and Margaret D. Spector.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2007

MARGO CARIBE, INC.

	By:	/s/ Alison Witkovich
	Name:	Alison Witkovich
	Title:	Vice President and
Chief Financial Officer